Exhibit 99.1

FOR IMMEDIATE RELEASE

HEALTH CARE PROPERTY INVESTORS, INC. REPORTS RESULTS FOR THE QUARTER ENDED JUNE 30, 2007

LONG BEACH, CA, July 30, 2007 — Health Care Property Investors, Inc. (the “Company” or “We”) (NYSE:HCP), today announced results for the quarter ended June 30, 2007. Funds From Operations (“FFO”) applicable to common shares was $120.4 million, or $0.58 per diluted share of common stock, for the quarter ended June 30, 2007, compared to FFO applicable to common shares of $64.7 million, or $0.47 per diluted share of common stock, in the year ago period.  FFO applicable to common shares for the six months ended June 30, 2007, was $222.8 million, or $1.07 per diluted share of common stock, compared to FFO applicable to common shares of $137.7 million, or $1.00 per diluted share of common stock, in the year ago period.

FFO applicable to common shares for the six months ended June 30, 2007, includes the impact of merger-related charges of $0.05 per diluted share of common stock. Merger-related charges in 2007 include the amortization of fees associated with our CNL Retirement Properties, Inc. (“CRP”) merger financing, severance and retention related compensation, as well as other CRP integration costs.  FFO applicable to common shares for the three and six months ended June 30, 2006, includes the impact of impairment charges of $0.03 per diluted share of common stock in each period.  FFO applicable to common shares for the three months ended June 30, 2007, includes income of $0.03 per diluted share of common stock, resulting from our change in estimate related to the collectibility of straight-line rental income from Emeritus Corporation.  FFO is a supplemental non-GAAP financial measure that the Company believes is helpful in evaluating the operating performance of real estate investment trusts.

Net income applicable to common shares for the quarter ended June 30, 2007, was $66.0 million, or $0.32 per diluted share of common stock, compared to net income applicable to common shares of $36.3 million, or $0.26 per diluted share of common stock, in the year ago period. Net income applicable to common shares for the six months ended June 30, 2007, was $206.0 million, or $1.00 per diluted share of common stock, compared to net income applicable to common shares of $88.9 million, or $0.65 per diluted share of common stock, in the year ago period. Net income applicable to common shares for the three and six months ended June 30, 2007, includes a net gain on sales of real estate interests of $12.2 million and $116.3 million, respectively.

ACQUISITON OF SLOUGH ESTATES USA INC.

On June 3, 2007, we reached a definitive agreement to acquire Slough Estates USA Inc. (“SEUSA”) for aggregate consideration of $2.9 billion, subject to certain adjustments. In connection with this transaction, HCP has obtained a financing commitment for a $3.0 billion bridge loan.  The transaction is expected to close in early August 2007.

SEUSA’s portfolio is concentrated in the San Francisco Bay Area and San Diego County and comprises 83 existing properties representing approximately 5.2 million square feet of life science/pharma space.  In addition to the existing portfolio, SEUSA has an established development infrastructure and a pipeline currently comprised of 3.8 million square feet in the San Francisco Bay Area and San Diego County.  The committed development pipeline represents over 500,000 square feet that is 86% preleased to investment grade tenants. SEUSA also has a significant future development pipeline consisting of approximately 3.3 million square feet of space that will be developed in phases based on market demand.

INVESTMENT TRANSACTIONS

During the three months ended June 30, 2007, we made investments of $98 million with an average yield of 8.5%, which included $72 million of acquired interests in real estate and $26 million of debt and equity securities.  Our investments for the six months ended June 30, 2007, aggregated $547 million with an average yield of 8.3%, and were made in the following healthcare sectors: (i) 48% medical office buildings (“MOBs”), (ii) 48% hospitals, (iii) 2% senior housing and (iv) 2% other healthcare facilities.

During the three months ended June 30, 2007, we sold investments valued at $236 million, which included the sale of 20 properties for $187 million, and debt securities for $49 million. Our sales for the six months ended June 30, 2007, aggregated $445 million, and were made from the following healthcare sectors: (i) 53% senior housing, (ii) 29% skilled nursing facilities, (iii) 11% hospitals, and (iv) 7% other healthcare facilities.

For the three and six months ended June 30, 2007, we recognized gains from sales of real estate of $2 million and $106 million, respectively. For the three and six months ended June 30, 2007, we recognized gains from sales of debt and equity securities of $4 million and $5 million, respectively.

JOINT VENTURE TRANSACTIONS

On April 30, 2007, we formed an MOB joint venture with an institutional capital partner.  The joint venture includes 55 properties valued at approximately $585 million and encumbered by $344 million of secured debt. Upon the sale of an 80% interest in the venture, we received proceeds of $196 million, including a one-time acquisition fee of $3 million, and recognized a gain of $10 million.  We act as the managing member and will receive ongoing asset management fees.

On April 27, 2007, in anticipation of this joint venture, we placed $122 million of 10-year term mortgage notes with an interest rate of 5.53%. The proceeds from these notes were used to repay borrowings under our revolving credit facility and for other general corporate purposes.

On May 31, 2007, this joint venture acquired two MOBs valued at $23 million and concurrently placed $15 million of secured debt.  The acquisition was funded pro-rata by the partners to this joint venture.

OTHER EVENTS

On July 26, 2007, we announced that our Board of Directors declared a quarterly common stock cash dividend of $0.445 per share. The common stock dividend will be paid on August 21, 2007, to stockholders of record as of the close of business on August 6, 2007.

FUTURE OPERATIONS

For the full year 2007, we presently expect net income applicable to common shares to range between $3.45 and $3.55 per diluted common share, FFO applicable to common shares to range between $2.10 and $2.20 per diluted common share, and FFO applicable to common shares, before giving effect to merger-related charges, to range between $2.20 and $2.30 per diluted common share.

COMPANY INFORMATION

Health Care Property Investors, Inc. has scheduled a conference call and webcast for Tuesday, July 31, 2007 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) in order to present the Company’s performance and operating results for the quarter ended June 30, 2007. The conference call is accessible by dialing (866) 202-3048 (U.S.) or (617) 213-8843 (International). The participant pass code is 88059887. The webcast is accessible via the Company’s Internet web site at www.hcpi.com. The link can be found on the “Event Calendar” page which is under the “Investor Relations” tab. A webcast replay of the conference call will be available after 2:00 p.m. Eastern Time on July 31, 2007 through August 14, 2007 on the Company’s web site. The Company’s supplemental information package for the current period will also be available on the Company’s web site in the “Presentations” section of the “Investor Relations” tab.

Health Care Property Investors, Inc. (NYSE:HCP) is a self-administered REIT that invests directly or through joint ventures in healthcare facilities. As of June 30, 2007, the Company’s portfolio of properties, excluding assets held for sale but including investments through joint ventures and mortgage loans, included 675 properties and consisted of 273 senior housing facilities, 265 medical office buildings, 42 hospitals, 66 skilled nursing facilities and 29 other healthcare facilities. For more information on Health Care Property Investors, Inc., visit the Company’s web site at www.hcpi.com.

###

Contact:

Health Care Property Investors, Inc., Long Beach, California

Mark A. Wallace

Executive Vice President – Chief Financial Officer and Treasurer

(562) 733-5100

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include the Company’s estimate of net income per diluted common share, FFO per diluted common share, and FFO per diluted common share before giving effect to merger-related and impairment charges for 2007.  These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the ability of the Company to achieve its expected benefits from acquisitions; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); continuing operational difficulties in the skilled nursing and senior housing sectors; the Company’s ability to acquire, sell or lease facilities and the timing of acquisitions, sales and leasings; changes in healthcare laws and regulations and other changes in the healthcare industry which affect the operations of the Company’s lessees or mortgagors; changes in management; costs of compliance with building regulations; changes in tax laws and regulations; changes in the financial position of the Company’s lessees and mortgagors; changes in rules governing financial reporting, including new accounting pronouncements; and changes in economic conditions, including changes in interest rates and the availability and cost of capital, which affect opportunities for profitable investments. With respect to the proposed acquisition of SEUSA, these statements, which include statements regarding the consummation of the acquisition, are subject to risks and uncertainties with respect to the ability of the Company to close the financing necessary to consummate the acquisition on acceptable terms, the ability of the Company to integrate SEUSA or to preserve the goodwill of the acquired company, and the ability to achieve benefits from the acquisition. Some of these risks, and other risks, are described from time to time in Health Care Property Investors, Inc.’s Securities and Exchange Commission filings.

HEALTH CARE PROPERTY INVESTORS, INC.

Summary of Information

In thousands, except per share data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Revenues and other income	$242,747	$116,232	$483,557	$230,228

Net income applicable to common shares	$66,001	$36,284	$206,006	$88,889

Basic earnings per common share	$0.32	$0.27	$1.01	$0.65

Diluted earnings per common share	$0.32	$0.26	$1.00	$0.65

Weighted average shares used to calculate diluted earnings per common share	207,024	137,192	206,470	137,024

Funds from operations applicable to common shares (1)	$120,405	$64,738	$222,843	$137,704

Diluted funds from operations applicable to common shares (1)	$125,257	$67,464	$230,324	$143,003

Basic funds from operations per common share (1)	$0.59	$0.47	$1.09	$1.01

Diluted funds from operations per common share (1)	$0.58	$0.47	$1.07	$1.00

Weighted average shares used to calculate diluted funds from operations per common share	217,130	143,420	214,468	143,255

Impact of merger-related and impairment charges:
Merger-related charges	1,677	—	8,979	—
Impairments	—	4,711	—	4,711
	$1,677	$4,711	$8,979	$4,711

Per common share impact of merger-related and impairment charges on diluted funds from operations	$—	$0.03	$0.05	$0.03

(1)   The Company believes that Funds From Operations (“FFO”) applicable to common shares, Diluted Funds From Operations applicable to common shares and Basic and Diluted Funds From Operations per common share are important supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income.  A reconciliation of net income applicable to common shares to FFO applicable to common shares is provided herein.

HEALTH CARE PROPERTY INVESTORS, INC.

Consolidated Statements of Income

In thousands, except per share data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues and other income:
Rental and related revenues	$204,580	$109,894	$407,946	$209,147
Income from direct financing leases	15,215	—	30,205	—
Investment management fee income	4,220	943	10,459	1,997
Interest and other income	18,732	5,395	34,947	19,084
	242,747	116,232	483,557	230,228

Costs and expenses:
Interest	72,359	33,485	151,337	65,418
Depreciation and amortization	60,434	26,975	121,328	52,469
Operating	38,949	19,143	81,350	36,589
General and administrative	18,292	8,396	38,884	16,868
	190,034	87,999	392,899	171,344

Operating income	52,713	28,233	90,658	58,884
Equity income from unconsolidated joint ventures	1,302	2,714	2,516	6,536
Gain on sales of real estate interests, net	10,141	—	10,141	—
Minority interests’ share of earnings	(6,739)	(4,170)	(11,974)	(7,947)
Income from continuing operations	57,417	26,777	91,341	57,473

Discontinued operations:
Operating income	11,796	17,219	19,115	35,820
Gain on sales of real estate, net of impairments	2,071	(2,429)	106,116	6,162
	13,867	14,790	125,231	41,982

Net income	71,284	41,567	216,572	99,455
Preferred stock dividends	(5,283)	(5,283)	(10,566)	(10,566)

Net income applicable to common shares	$66,001	$36,284	$206,006	$88,889

Basic earnings per common share:
Continuing operations	$0.25	$0.16	$0.39	$0.34
Discontinued operations	0.07	0.11	0.62	0.31
Net income applicable to common shares	$0.32	$0.27	$1.01	$0.65

Diluted earnings per common share:
Continuing operations	$0.25	$0.16	$0.39	$0.34
Discontinued operations	0.07	0.10	0.61	0.31
Net income applicable to common shares	$0.32	$0.26	$1.00	$0.65

Weighted average shares used to calculate earnings per common share:
Basic	205,755	136,484	204,882	136,262

Diluted	207,024	137,192	206,470	137,024

HEALTH CARE PROPERTY INVESTORS, INC.

Funds From Operations Information

In thousands, except per share data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Net income applicable to common shares	$66,001	$36,284	$206,006	$88,889
Real estate depreciation and amortization:
Continuing operations	60,434	26,975	121,328	52,469
Discontinued operations	2,769	5,206	6,248	10,568
Gain on sales of real estate and real estate interests	(12,212)	(2,282)	(116,257)	(10,873)
Equity income from unconsolidated joint ventures	(1,302)	(2,714)	(2,516)	(6,536)
FFO from unconsolidated joint ventures	5,518	1,280	9,632	3,513
Minority interests’ share in earnings	6,739	4,170	11,974	7,947
Minority interests’ share in FFO	(7,542)	(4,181)	(13,572)	(8,273)
Funds from operations applicable to common shares (1)	$120,405	$64,738	$222,843	$137,704

Distributions on convertible units	$4,852	$2,726	$7,481	$5,299

Diluted funds from operations applicable to common shares (1)	$125,257	$67,464	$230,324	$143,003

Basic funds from operations per common share (1)	$0.59	$0.47	$1.09	$1.01

Diluted funds from operations per common share (1)	$0.58	$0.47	$1.07	$1.00

Weighted average shares used to calculate diluted funds from operations per common share	217,130	143,420	214,468	143,255

Impact of merger-related and impairment charges:
Merger-related charges	1,677	—	8,979	—
Impairments	—	4,711	—	4,711
	$1,677	$4,711	$8,979	$4,711

Per common share impact of merger-related and impairment charges on diluted funds from operations	$—	$0.03	$0.05	$0.03

(1)     The Company believes that Funds From Operations (“FFO”) applicable to common shares, Diluted Funds From Operations applicable to common shares and Basic and Diluted Funds From Operations per common share are important supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income.

HEALTH CARE PROPERTY INVESTORS, INC.

Consolidated Balance Sheets

In thousands, except share and per share data

	June 30,	December 31,
	2007	2006
Assets
Real estate:
Buildings and improvements	$6,205,698	$5,779,689
Developments in process	29,056	42,366
Land	770,010	655,624
Less accumulated depreciation and amortization	618,321	526,348
Net real estate	6,386,443	5,951,331

Net investment in direct financing leases	682,176	678,013
Loans receivable, net	203,147	196,480
Investments in and advances to unconsolidated joint ventures	214,904	25,389
Accounts receivable, net of allowance of $22,729 and $24,205, respectively	33,652	31,026
Cash and cash equivalents	351,217	60,687
Intangible assets, net	328,753	380,568
Real estate held for sale, net	204,683	490,075
Real estate held for contribution, net	—	1,684,341
Other assets, net	474,351	514,839

Total assets	$8,879,326	$10,012,749

Liabilities and Stockholders’ Equity
Bank line of credit and term loan	$—	$1,129,093
Senior unsecured notes	3,223,422	2,748,522
Mortgage debt	1,260,885	1,292,485
Mortgage debt on assets held for sale	—	34,813
Mortgage debt on assets held for contribution	—	889,356
Other debt	108,497	107,746
Intangible liabilities, net	145,047	134,050
Accounts payable and accrued liabilities	166,648	200,088
Deferred revenue	29,638	20,795
Total liabilities	4,934,137	6,556,948

Minority interests:
Joint venture partners	34,305	34,211
Non-managing member unitholders	306,497	127,554
Total minority interests	340,802	161,765

Stockholders’ equity:
Preferred stock, $1.00 par value: 50,000,000 shares authorized; 11,820,000 shares issued and outstanding, liquidation preference of $25 per share	285,173	285,173
Common stock, $1.00 par value: 750,000,000 shares authorized; 206,378,679 and 198,599,054 shares issued and outstanding, respectively	206,379	198,599
Additional paid-in capital	3,392,612	3,108,908
Cumulative net income	2,155,265	1,938,693
Cumulative dividends	(2,449,360)	(2,255,062)
Accumulated other comprehensive income	14,318	17,725

Total stockholders’ equity	3,604,387	3,294,036

Total liabilities and stockholders’ equity	$8,879,326	$10,012,749

HEALTH CARE PROPERTY INVESTORS, INC.

Projected Funds From Operations (1)

(Unaudited)

PROJECTED FUTURE OPERATIONS (Full Year 2007):

	2007
	Low	High

Diluted earnings per common share	$3.44	$3.54
Gain on sales of real estate and real estate interests	(2.63)	(2.63)
Real estate depreciation and amortization	1.22	1.22
Joint venture adjustments	0.06	0.06
Diluted funds from operations per common share (2)	2.09	2.19
Merger-related charges (3)	0.10	0.10
Diluted funds from operations per common share before merger-related charges	$2.19	$2.29

(1)   Except as otherwise noted above, the foregoing projections reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release. These estimates also include the impact on operating results from potential future property acquisitions and dispositions, but do not reflect the potential impact of future impairments, if any.  By definition, FFO does not include real estate-related depreciation and amortization or gains and losses associated with real estate disposition activities, but does include impairment charges. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above. The aforementioned ranges represent management’s best estimate of results based upon the underlying assumptions as of the date of this press release.

(2)     The Company believes that Diluted Funds From Operations per common share is an important supplemental measure of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income.

(3)   Merger-related charges primarily include amortization of fees associated with the Company’s bridge and term loans, severance and retention-related compensation, and integration costs.